UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 5, 2006

IMS HEALTH INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	No. 001-14049 (Commission File Number)	No. 06-1506026 (IRS Employer Identification No.)

1499 Post Road Fairfield, Connecticut (Address of Principal Executive offices)	06824 (Zip Code)

Registrant’s telephone number, including area code: (203) 319-4700

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 5, 2006, the shareholders of IMS Health Incorporated (the “Company”) approved the amendment and restatement of the 1998 IMS Health Incorporated Employees’ Stock Incentive Plan (the “Incentive Plan”). This amendment and restatement (i) increased the number of shares reserved for issuance in connection with awards under the Incentive Plan by 6.7 million, (ii) provided that shares can be used for all types of awards authorized under the Incentive Plan and otherwise simplified the share counting provisions of the Incentive Plan, (iii) extended the termination date of the Incentive Plan from 2013 to 2015, and (iv) conformed the Incentive Plan to new Section 409A of the Internal Revenue Code regulating deferrals of compensation.

A copy of the Incentive Plan is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1

1998 IMS Health Incorporated Employees’ Stock Incentive Plan (As amended and restated effective May 5, 2006) (incorporated by reference to Appendix B to the IMS Health Incorporated Proxy Statement on Schedule 14A for the 2006 Annual Meeting of Shareholders, File No. 001-14049).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMS HEALTH INCORPORATED
(Registrant)

By:	/s/ Robert H. Steinfeld
	Name:	Robert H. Steinfeld
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: May 11, 2006

EXHIBIT INDEX

10.1

1998 IMS Health Incorporated Employees’ Stock Incentive Plan (As amended and restated effective May 5, 2006)(incorporated by reference to Appendix B to the IMS Health Incorporated Proxy Statement on Schedule 14A for the 2006 Annual Meeting of Shareholders, File No. 001-14049).